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                                                JANUS ETHICS RULES

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                "ACT IN THE BEST INTEREST OF OUR INVESTORS"EARN THEIR CONFIDENCE WITH EVERY ACTION"
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                                                  CODE OF ETHICS
                                              INSIDER TRADING POLICY
                                                    GIFT POLICY
                                             OUTSIDE EMPLOYMENT POLICY
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                                            LAST REVISED MARCH 1, 2000
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                  RECORDS  24

                                                         4
                                                JANUS ETHICS RULES

               "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR CONFIDENCE WITH EVERY ACTION"

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                                                    DEFINITIONS
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The following  definitions are used  throughout  this document.  You are responsible for reading and being familiar with each definition.

1........"Access Person" shall mean:

1)       Any trustee, director, officer or Advisory Person of the Janus Funds or JCC;

2)       Any director or officer of JDI who in the ordinary  course of his or her business  makes,  participates in or obtains  information  regarding the purchase or sale of securities  for the Janus Funds or for the advisory  clients or whose  functions or duties as part of the ordinary  course of his or her business  relate to the  making of any  recommendation  to the Janus  Funds or  advisory  clients regarding the purchase or sale of securities; and

3)       Any other persons designated by the Ethics Committee as having access to current trading information.

2.       "Advisory Person" shall mean:

         1)       Any  employee  of the Janus  Funds or JCC (or of any  company  in a control  relationship  to the
                                                                                      -------
                  Janus  Funds or JCC) who in  connection  with his or her  regular  functions  or  duties,  makes, participates  in or obtains  information  regarding  the  purchase  or sale of a security  by the
                  Funds or for the  account of advisory  clients,  or whose  functions  relate to the making of any recommendations with respect to such purchases and sales; and

         2)       Any  natural  person  in a  control  relationship  to the  Funds or JCC who  obtains  information concerning  recommendations  made to the Funds or for the  account of Clients  with regard to the purchase or sale of a security.

3.       "Beneficial  Ownership"  shall be  interpreted  in the same  manner as it would be under Rule  16a-1(a)(2)
         under the  Securities  Exchange Act of 1934 in  determining  whether a person is subject to the provisions of Section 16 except that the  determination  of direct or indirect  Beneficial  Ownership  shall apply to all Covered  Securities  which an Access  Person has or acquires.  For example,  in addition to a person's own  accounts  the term  "Beneficial  Ownership"  encompasses  securities  held in the name of a spouse or equivalent  domestic  partnership,  minor children,  a relative sharing your home, or certain trusts under which you or a related party is a beneficiary,  or held under other  arrangements  indicating a sharing of financial interest.

4.       "Company Stock" is any stock or option issued by Janus,  Stilwell Financial,  Inc.  ("Stilwell") or Kansas
         City Southern Industries, Inc. ("KCSI").

5.       "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

6.       "Covered Persons" are all Directors,  Trustees, officers, and full-time,  part-time or temporary employees of Janus, and persons working at Janus on a contract basis.

7.       "Covered  Securities"  generally  include all securities  (including  Company Stock),  whether publicly or privately traded,  and any option,  future,  forward contract or other obligation  involving a security or index  thereof,  including  an  instrument  whose  value  is  derived  or  based  on any of the  above  (a
         "derivative").  The term Covered  Security  includes any separate  security,  which is convertible into or exchangeable  for, or which confers a right to purchase such security.  The following  investments are not
         Covered Securities:

"        shares of registered open-end investment companies (e.g., mutual funds);

"        direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;

"        securities representing a limited partnership interest in a real estate limited partnership;

"        high-quality money market instruments,  such as certificates of deposit,  bankers acceptances,  repurchase agreements, commercial paper, and U.S. government agency obligations;

"        insurance contracts, including life insurance or annuity contracts;

"        direct investments in real estate, business franchises or similar ventures; and

"        physical commodities (including foreign currencies), or any derivatives thereof.

8.       "Designated Compliance Representatives" are David Kowalski and Ernie Overholt or their designee(s).

9.       "Designated Legal Representatives" are Bonnie Howe and Heidi Walter or their designee(s).

10.      "Designated Trading Operations Representatives" are Lesa Finney, John Porro, and Mark Farrell.

11.      "Directors" are directors of JCC.

12.      "Executive  Committee" is comprised of Thomas Bailey,  Jim Craig,  Thomas Early,  Steve  Goodbarn,  Margie
         Hurd, and Mark Whiston.

13.      "Executive  Investment  Committee" is comprised of Jim Craig, Jim Goff, Helen Hayes,  Warren Lammert,  and
         Scott Schoelzel.

14.      "Ethics Committee" is comprised of Thomas Early, Steve Goodbarn, David Kowalski and Ernie Overholt.

15.      "Initial  Public  Offering" means an offering of securities  registered  under the Securities Act of 1933, the issuer of which,  immediately before the registration,  was not subject to the reporting  requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

16.      "Inside Trustees and Directors" are Trustees and Directors who are also employed by Janus.

17.      "Investment  Personnel"  shall mean (i) a  person who makes  decisions  regarding  the purchase or sale of securities  by or on behalf of the Janus  Funds or  advisory  clients and any person such as an analyst or trader who directly  assists in the process,  and (ii) any  natural person who controls the Janus Funds or
         JCC and who obtains  information  concerning  recommendations  made to the Funds regarding the purchase or sale of Covered Securities by the Funds.

18.      "Janus"  is  Janus  Investment  Fund,  Janus  Aspen  Series,  Janus  Capital  Corporation,  Janus  Service
         Corporation,  Janus Distributors,  Inc., Janus Capital  International Ltd., Janus International (UK) Ltd.,
         Janus Capital Trust Manager Ltd., Janus Universal Funds, and Janus World Funds Plc.

19.      "Janus Funds" are Janus Investment Fund, Janus Aspen Series, Janus Universal Funds, and Janus World
         Funds Plc.

20.      "JCC" is Janus Capital Corporation, Janus Capital International Ltd., Janus International (UK) Ltd. and
         Janus Capital Trust Manager Ltd.

21.      "JDI" is Janus Distributors, Inc.

22.      "JDI's Operations Manager" is  Dana Stephens and/or her designee(s).

23.      "Limited  Offering"  means an offering that is exempt from  registration  under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

24.      "NASD" is the National Association of Securities Dealers, Inc.

25.      "Non-Access Person" is any person that is not an Access Person.

26.      "Outside Directors" are Directors who are not employed by Janus.

27.      "Outside  Trustees"  are Trustees who are not  "interested  persons" of the Janus Funds within the meaning of Section 2(a)(9) of the 1940 Act.

28.      "Registered Persons" are persons registered with the NASD by JDI.

29.      "Security Held or to be Acquired"  means any Covered  Security  which,  within the most recent 15 days (i)
         is or has been held by the Janus  Funds;  or (ii) is being or has been  considered  by the Janus  Funds or
         JCC for purchase.

30.      "SEC" is Securities and Exchange Commission.

31.      "Trustees" are trustees of Janus Investment Fund and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

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                                                   INTRODUCTION
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         These  Ethics Rules  ("Rules")  apply to all Covered  Persons.  The Rules apply to  transactions  for your personal  accounts and any other  accounts you  Beneficially  Own.  You may be deemed the  beneficial  owner of any account in which you have a direct or indirect financial interest.  Such accounts include,  among others,  accounts held in the name of your spouse or equivalent domestic  partnership,  your minor children,  a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

         The Rules are  intended to ensure that you (i) at all times place first the  interests of the Janus Funds, investment  companies for which Janus serves as subadviser,  and other advisory clients  ("Clients");  (ii) conduct all personal  trading  consistent with the Rules and in such a manner as to avoid any actual or potential  conflict of interest or any abuse of your position of trust and  responsibility;  and  (iii) not use any material  nonpublic information in securities  trading.  The Rules also establish  policies  regarding  other matters,  such as outside employment and the giving or receiving of gifts.

         You are  required to read and retain  these Rules and to sign and return the  attached  Acknowledgment  of
Receipt Form to Compliance upon commencement of employment or other services.  On an annual basis  thereafter,  you will be required to complete an Annual  Certification  Form.  The Annual  Certification  Form confirms that (i) you have received,  read and asked any questions necessary to understand the Rules;  (ii) you agree to conduct yourself in  accordance  with the Rules;  and  (iii) you  have  complied  with the Rules  during  such time as you have been associated with Janus.  Depending on your status,  you may be required to submit  additional  reports and/or obtain clearances as discussed more fully below.

         Unless  otherwise  defined,  all  capitalized  terms  shall  have the  same  meaning  as set  forth in the
Definitions section.

                                   CAUTION REGARDING PERSONAL TRADING ACTIVITIES

         Certain personal trading  activities may be risky not only because of the nature of the transactions,  but also because  action  necessary to close out a position may become  prohibited  for some Covered  Persons while the position  remains  open.  For  example,  you  may  not be able  to  close  out  short  sales  and  transactions  in derivatives.  Furthermore,  if JCC becomes aware of material nonpublic  information,  or if a Client is active in a given security,  some Covered Persons may find themselves  "frozen" in a position.  JCC will not bear any losses in personal accounts resulting from the application of these Rules.

                                  COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS

         As a regular business  practice,  JCC attempts to keep Directors and Trustees informed with respect to its investment  activities  through  reports and other  information  provided to them in connection with board meetings and other  events.  In addition,  Janus  personnel  are  encouraged  to respond to  inquiries  from  Directors  and
Trustees,  particularly  as they  relate to  general  strategy  considerations  or  economic  or market  conditions affecting  Janus.  However,  it is JCC's policy not to communicate  specific trading  information  and/or advice on specific issues to Outside  Directors and Outside Trustees (i.e., no information  should be given on securities for which current  activity is being  considered  for Clients).  Any pattern of repeated  requests by such Directors or
Trustees should be reported to the Chief Compliance Officer or the Compliance Manager.

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                                                  CODE OF ETHICS
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                                                     OVERVIEW

         In  general,  it  is  unlawful  for  persons  affiliated  with  investment   companies,   their  principal
underwriters or their investment  advisers to engage in personal  transactions in securities held or to be acquired by a registered  investment  company,  if such personal  transactions  are made in contravention of rules which the
SEC has adopted to prevent  fraudulent,  deceptive and manipulative  practices.  Such rules require each registered investment  company,  investment  adviser  and  principal  underwriter  to adopt  its own  written  code of  ethics containing  provisions  reasonably  necessary  to prevent  its  employees  from  engaging in such  conduct,  and to maintain records,  use reasonable  diligence,  and institute such procedures as are reasonably necessary to prevent violations of such code.  This Code of Ethics  ("Code") and  information  reported  hereunder  will enable Janus to fulfill these requirements.

                                               GENERAL PROHIBITIONS

         The following  activities are prohibited for applicable  Covered Persons  (remember,  if you work at Janus full-time,  part-time,  temporarily  or on a contract  basis,  or you are a Trustee or Director,  you are a Covered
Person).  Persons who violate any prohibition  may be required to disgorge any profits  realized in connection with such  violation  to a  charitable  organization  selected  by the  Ethics  Committee  and may be  subject  to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

1.       Covered Persons may not cause a Client to take action,  or to fail to take action,  for personal  benefit, rather than to benefit such  Client.  For example,  a Covered  Person would  violate this Code by causing  a Client  to  purchase  a  security  owned by the  Covered  Person  for the  purpose  of supporting  or  increasing  the price of that  security  or by causing a Client to  refrain  from selling a security  in an attempt  to  protect a personal  investment,  such as an option on that security.

2.       Covered  Persons may not use  knowledge  of portfolio  transactions  made or  contemplated  for Clients to profit, or cause others to profit, by the market effect of such transactions.

3.       Covered Persons may not disclose current  portfolio  transactions made or contemplated for Clients as well as any other nonpublic information to anyone outside of Janus.

4.       Covered  Persons  may not  engage in  fraudulent  conduct in  connection  with the  purchase  or sale of a
                  Security Held or to be Acquired by a Client, including without limitation:

1)       Employing any device, scheme or artifice to defraud any Client;

2)       Making to any Client any untrue  statement of material  fact or omitting to state to any Client a material fact  necessary  in order to make the  statements  made,  in light of the  circumstances under which they are made, not misleading;

3)       Engaging in any act,  practice or course of business  which operates or would operate as a fraud or deceit upon any Client;

4)       Engaging in any manipulative practice with respect to any Client; or

5)       Investing in derivatives to evade the  restrictions  of this Code.  Accordingly,  individuals  may not use derivatives  to take positions in securities  that would be otherwise  prohibited by the
                           Code if the positions were taken directly.

5.       Investment  Personnel may not serve on the board of directors of a publicly  traded company  without prior written  authorization  from the Ethics  Committee.  No such service shall be approved  without a finding  by the  Ethics  Committee  that the board  service  would not be  inconsistent  with the interests of Clients.  If board  service is authorized by the Ethics  Committee,  the  Investment
                  Personnel  serving  as  director  normally  should  be  isolated  from  those  making  investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

                                               TRADING RESTRICTIONS

         The trading  restrictions  of the Code apply to all direct or indirect  acquisitions  or  dispositions  of
Covered  Securities,  whether by purchase,  sale,  tender  offers,  stock  purchase  plan,  gift,  inheritance,  or otherwise.  Unless  otherwise  noted,  the following  trading  restrictions  are applicable to any transaction in a
Covered Security  Beneficially  Owned by a Covered Person.  Outside  Directors and Outside Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Client investments.

         Any  disgorgement  of  profits  required  under any of the  following  provisions  shall be  donated  to a charitable  organization  selected by the Ethics  Committee,  as outlined in the Penalty  Guidelines.  However,  if disgorgement  is required as a result of trades by a portfolio  manager that  conflicted  with that  manager's  own
Clients,  disgorgement  proceeds  shall be paid directly to such Clients.  If  disgorgement  is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.1

EXCLUDED TRANSACTIONS

         Some  or all of the  trading  restrictions  listed  below  do not  apply  to the  following  transactions;
however, these transactions must still be reported to Compliance (see Reporting Requirements):

o        Tender offer transactions are exempt from all trading restrictions except preclearance.

o        The  acquisition  of securities  through  stock  purchase  plans are exempt from all trading  restrictions except  preclearance,  the trading ban on portfolio managers and assistant  portfolio  managers,  and the  seven day rule.  (Note:  the sales of  securities  acquired  through a stock  purchase  plan are subject to all of the trading restrictions of the Code).

o        The acquisition of securities  through stock  dividends,  automatic  dividend  reinvestment  plans,  stock splits,  reverse  stock  splits,  mergers,  consolidations,  spin-offs,  or other  similar  corporate reorganizations  or  distributions  generally  applicable  to all  holders  of the same class of such securities  are exempt from all trading  restrictions.  The  acquisition  of  securities  through the exercise  of rights  issued by an issuer  pro rata to all  holders of a class of  securities,  to the
                                                        --------
              extent the rights were acquired in the issue are exempt from all trading restrictions.

o        Non-discretionary  transactions in Company Stock (e.g., the acquisition of securities  through Stilwell or
              KCSI's  Employee  Stock  Purchase Plan ("ESPP") or the receipt of options in Company Stock as part of
              a  compensation   or  benefit  plan)  are  exempt  from  all  trading   restrictions.   Discretionary
              transactions   in  Company   Stock   issued  by  JCC  are  exempt  from  all  trading   restrictions.
              Discretionary  transactions in Company Stock issued by Stilwell or KCSI (e.g.,  exercising options or selling ESPP Stock) are exempt from all trading  restrictions  except  preclearance  (See  procedures for Preclearance of Company Stock).

o        The  acquisition  of securities by gift or  inheritance  is exempt from all trading  restrictions.  (Note:
              the sales of securities  acquired by gift or inheritance  are subject to all trading  restrictions of
                                                                        ---
              the Code).

o        Transactions  in options on and  securities  based on the  following  indexes  are exempt from all trading restrictions:  S&P 500  Index,  S&P MidCap  400  Index,  S&P 100 Index,  FTSE 100 Index or Nikkei 225
              Index.

DISCLOSURE OF CONFLICTS

         If an  Investment  Person is planning  to invest or make a  recommendation  to invest in a security  for a
Client,  and such person has a material interest in the security,  such person must first disclose such interest to his or her  manager or the Chief  Investment  Officer.  The manager or Chief  Investment  Office  shall  conduct an independent  review of the  recommendation  to purchase the security for Clients.  The manager or Chief  Investment
Officer may review the  recommendation  only if he or she has no  material  interest  in the  security.  A material interest is Beneficial Ownership of any security (including  derivatives,  options,  warrants or rights),  offices, directorships,  significant  contracts,  or  interests  or  relationships  that are likely to affect such  person's judgment.

PRECLEARANCE

         Access  Persons  (except  Outside  Directors  and  Outside  Trustees)  must obtain  preclearance  prior to engaging in any personal transaction in Covered Securities.  (See Preclearance Procedures below).

TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS

         Portfolio  managers and their  assistants are prohibited  from trading  personally in Covered  Securities.
However,  the  following  types of  transactions  are exempt from this  policy,  but are subject to all  applicable provisions of the Rules, including preclearance:

"        Purchases or sales of Company Stock;

"        The sale of any security that is not held by any Client; and

"        The sale of any  security  in order to raise  capital  to fund a  significant  life  event.  For  example, purchasing a home or automobile, or paying medical or education expenses.

BAN ON IPOs AND HOT ISSUES

         Covered  Persons  (except  Outside  Directors  and Outside  Trustees)  may not purchase  securities  in an initial public offering or in a secondary  offering that  constitutes a "hot issue" as defined in NASD rules.  Such securities  may be purchased or  received,  however,  where the  individual  has an existing  right to purchase the security  based on his or her  status as an  investor,  policyholder  or  depositor  of the  issuer.  In  addition, securities  issued in  reorganizations  are also outside the scope of this prohibition if the transaction  involves no investment decision on the part of the Covered Person except in connection with a shareholder vote.

60 DAY RULE

         Access Persons (except  Outside  Directors and Outside  Trustees)  shall disgorge any profits  realized in the purchase  and sale,  or sale and  purchase,  of the same or  equivalent  Covered  Securities  within sixty (60)
calendar days if a Client held or traded the security during the sixty (60) calendar day period.

BLACKOUT PERIOD

         No Access Person may engage in a transaction  in a Covered  Security when such person knows or should have known at the time there to be pending,  on behalf of any  Client,  a "buy" or "sell"  order in that same  security.
The existence of pending  orders will be checked by Compliance as part of the  Preclearance  process.  Preclearance may be given when any pending Client order is completely executed or withdrawn.

FIFTEEN DAY RULE

         Any Access Person (except  Outside  Directors and Outside  Trustees) who buys or sells a Covered  Security within  fifteen  calendar  days before such  security is bought or sold on behalf of any Client must  disgorge  any price advantage  realized.  The price advantage shall be the favorable  spread,  if any,  between the price paid or received by such person and the least favorable price paid or received by a Client during such period.2  The
Ethics  Committee  has the  authority by unanimous  action to exempt any person from the  fifteen-day  rule if such person is selling a security to raise  capital to fund a  significant  life event.  For example,  purchasing a home or  automobile,  or paying  medical or  education  expenses.  In order for the Ethics  Committee  to consider  such exemption,  the life event must occur within thirty (30) calendar days of the security transaction,  and the person must provide written confirmation of the event.

SEVEN DAY RULE

         Any portfolio  manager or assistant  portfolio  manager who buys or sells a Covered  Security within seven calendar  days before or after he or she trades in that  security on behalf of a Client shall  disgorge any profits realized on such transaction.

SHORT SALES

         Any Access  Person who sells short a Covered  Security that such person knows or should have known is held long by any Client shall  disgorge  any profit  realized on such  transaction.  This  prohibition  shall not apply, however,  to securities  indices or derivatives  thereof (such as futures  contracts on the S&P 500 index).  Client ownership of Covered Securities will be checked as part of the Preclearance process.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

         No Access  Person  (except  Outside  Directors  and Outside  Trustees)  may  participate  in hedge  funds, partnerships,  investment  clubs, or similar  investment  vehicles,  unless such person does not have any direct or indirect  influence or control over the trading.  Covered  Persons  wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to the Compliance  Manager for approval.  (See  Non-Influence and Non-Control Accounts section below.)

                                              PRECLEARANCE PROCEDURES

         Access Persons must obtain  preclearance  for all applicable  transactions in Covered  Securities in which such person has a  Beneficial  Interest.  A  Preclearance  Form must be  completed  and  forwarded  to  Compliance.
Compliance  shall promptly  notify the person of approval or denial of the  transaction.  Notification  of approval or denial of the transaction may be given verbally;  however,  it shall be confirmed in writing within  seventy-two
(72) hours of verbal  notification.  When  preclearance  has been approved,  the person then has four business days from and including the day of first notification to execute the trade.

GENERAL PRECLEARANCE

         General preclearance shall be obtained from an authorized person from each of the following three groups:

o        A  DESIGNATED  LEGAL OR  COMPLIANCE  REPRESENTATIVE,  who will  present  the  personal  investment  to the attendees of the weekly  investment  meeting,  whereupon an opportunity will be given to orally object. An attendee of the weekly  investment  meeting  shall  object to such  clearance  if such  person  knows of a conflict  with a  pending  Client  transaction  or a  transaction  known  by  such  attendee  to be  under consideration  for a Client.  Objections  to such  clearance  should also take into  account,  among other factors,  whether  the  investment  opportunity  should be reserved  for a Client.  If no  objections  are raised,  the Designated Legal or Compliance  Representative  shall so indicate by signing the Preclearance
         Form.  Such approval shall not be required for sales of securities not held by any Clients.

         In place of this authorization,  Investment  Personnel are required to obtain approvals from all Executive
         Investment  Committee  members  as noted in the  section  below  entitled  Preclearance  Requirements  for
         Investment Personnel.

o        A DESIGNATED TRADING OPERATIONS  REPRESENTATIVE,  who may provide clearance if such  Representative  knows at the time of the request of no pending  "buy" or "sell"  order in the security on behalf of a Client and no such trades are known by such person to be under consideration.

o        The COMPLIANCE  MANAGER,  OR A DESIGNATED LEGAL OR COMPLIANCE  REPRESENTATIVE IF THE COMPLIANCE MANAGER IS
         NOT AVAILABLE,  who may provide clearance if no legal  prohibitions are known by such person to exist with respect to the  proposed  trade.  Approvals  for such  clearance  should  take into  account,  among other factors,  the existence of any Watch List or Restricted  List and, to the extent  reasonably  practicable, recent trading activity and holdings of Clients.

          No authorized person may preclear a transaction in which such person has a Beneficial Interest.
          --

PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

         Trades by Investment  Personnel may not be precleared by  presentation at the weekly  investment  meeting.
Instead,  Investment Personnel must obtain the following management  approvals.  However,  such approvals shall not be required for sales of securities not held by any Clients:

"        TRADES IN EQUITY  SECURITIES  require prior written approval from all members of the Executive  Investment
                  Committee, Investment Person's manager and either Ron Speaker or Sandy Rufenacht;

"        TRADES  IN DEBT  SECURITIES  require  prior  written  approval  from all  senior  fixed  income  portfolio managers,  either Jim Craig or two other Executive  Investment  Committee members, and Investment
                  Person's manager.

         A portfolio manager may not preclear his or her own transaction.

PRECLEARANCE OF COMPANY STOCK

         Officers  of  Janus  and  certain  persons  designated  by  Compliance  who  wish  to  make  discretionary transactions in Stilwell or KCSI securities,  or derivatives  thereon,  must preclear such transactions.  A Company
Stock  Preclearance  Form must be completed and  forwarded to  Compliance.  Compliance  shall  promptly  notify the person of approval or denial for the  transaction.  Notification  of approval or denial for the  transaction may be given verbally;  however,  it shall be confirmed in writing within  seventy-two (72) hours of verbal  notification.
When  preclearance  has been  approved,  the person then has four business days from and including the day of first notification to execute the trade.

         If such persons are subject to the provisions of  Section 16(b)  of the  Securities  Exchange Act of 1934,
trading will generally be allowed only in the ten (10) business day period  beginning  seventy-two (72) hours after
Stilwell or KCSI files its  quarterly  results with the SEC (e.g.,  10Q or 10K filing,  not earnings  release).  To preclear  the trade,  the  Compliance  Manager or such other  Representative  shall  discuss the  transaction  with
Janus's General Counsel or Chief Financial Officer.
PRECLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

         Access  Persons  (other than Outside  Directors and Outside  Trustees) who wish to participate in a tender offer or stock  purchase  plan must  preclear  such trades only with the  Compliance  Manager  prior to  submitting notice  to  participate  in such  tender  offer or notice  of  participation  in such  stock  purchase  plan to the applicable  company.  To preclear the trade,  the Compliance  Manager shall consider all material  factors relevant to a potential  conflict of interest  between the Access Person and Clients.  In addition,  any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

         Clearances to trade will be in effect for only four  trading/business  days from and including the date of the last  Authorized  Person's  signature  (which may not be provided more than one day after the first  Authorized
Person's  signature).   For  tender  offers,   stock  purchase  plans,   exercise  of  Company  Stock  and  similar
transactions,  the date the request is submitted to the company  processing the transaction  will be considered the trade date for  purposes of this  requirement.  Open orders,  including  stop loss orders,  will  generally  not be allowed  unless such order is expected to be completed  within the four day  effective  period.  It is necessary to re-preclear transactions not executed within the four day effective period.

                                              REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

         ACCESS  PERSONS  (other than Outside  Trustees)  and  REGISTERED  PERSONS must notify  Compliance  of each brokerage  account in which  they have a  Beneficial  Interest  and must  arrange  for their  brokers or  financial institutions to provide to Compliance,  on a timely basis,  duplicate account statements and confirmations  showing all  transactions  in  brokerage  or  commodities  accounts in which they have a  Beneficial  Interest.  A Personal
Brokerage Account Disclosure Form should be completed for this purpose.
         Please note that,  even if such person does not trade  Covered  Securities  in a  particular  brokerage or commodities  account  (e.g.,  trading  mutual  funds in a Schwab  account),  the  reporting  of  duplicate  account statements and confirmations is still required.  However,  if such person only uses a particular  brokerage account for checking account purposes,  and not investment  purposes,  he or she may in lieu of reporting duplicate account statements,  report duplicate trade  confirmations  and make a quarterly  representation  to Compliance  indicating that no investment  transactions  occurred in the account during the calendar  quarter.  Reporting of accounts that do not allow any trading in Covered  Securities  (e.g.,  a mutual fund account held directly with the fund sponsor)
is not required.

         Covered Persons must notify Compliance of each reportable  account at the time it is opened,  and annually thereafter,  including the name of the firm and the name under which the account is carried.  A Personal  Brokerage
Account Disclosure Form should be completed for this purpose.

         Certain  transactions  might not be reported  through a  brokerage  account,  such as private  placements, inheritances  or gifts.  In these  instances,  Access  Persons  must  report  these  transactions  within  ten (10)
calendar days using a Personal Securities Transaction Report as noted below.

----------------------------------------------------------------------------------------------------------

Registered Persons are reminded that they must also inform any brokerage firm with which they open an account, at the time the account is opened, that they are registered with JDI.
----------------------------------------------------------------------------------------------------------
         NON-ACCESS  PERSONS who engage in an aggregate of $25,000 or more of  transactions  in Covered  Securities within a calendar year must provide  Compliance with an Annual  Transaction Report listing all such transactions in all accounts in which such person has a Beneficial  Interest.  Compliance  will request this  information  annually and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

         ACCESS  PERSONS  (other than Outside  Trustees)  must,  within ten (10)  calendar  days after  becoming an
Access Person,  provide Compliance with a Holdings Report which lists all Covered Securities  beneficially held and any brokerage  accounts  through which such  securities are  maintained.  In addition,  such persons must provide a brief  description of any positions  held (e.g.,  director,  officer,  other) with  for-profit  entities other than
Janus.  The report must  contain  information  current as of no more than thirty (30)  calendar  days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

         ACCESS  PERSONS  (other than Outside  Trustees)  must  provide a Personal  Securities  Transaction  Report within ten (10)  calendar  days after any month end  showing  all  transactions  in  Covered  Securities  for which confirmations  are known by such person to not have been timely provided to Janus, and all such  transactions  that are not  effected  in  brokerage  or  commodities  accounts,  including  without  limitation  non-brokered  private placements,  and transactions in securities that are in certificate  form,  which may include gifts,  inheritances, and other transactions in Covered Securities.

         OUTSIDE  TRUSTEES  need only report a  transaction  in a Covered  Security if such person,  at the time of that  transaction,  knew or, in the ordinary  course of fulfilling  his or her official  duties as a Trustee should have  known,  that,  during  the  fifteen-day  period  immediately  preceding  the  date  of his  or  her  personal transaction,  such  security was purchased or sold by, or was being  considered  for purchase or sale on behalf of, any Janus Fund for which such person acts as Trustee.

SUCH  PERSONS  MUST  PROMPTLY  COMPLY WITH ANY REQUEST OF THE  COMPLIANCE  MANAGER TO PROVIDE  TRANSACTION  REPORTS
REGARDLESS OF WHETHER  THEIR BROKER HAS BEEN  INSTRUCTED TO PROVIDE  DUPLICATE  CONFIRMATIONS.  SUCH REPORTS MAY BE
REQUESTED,  FOR  EXAMPLE,  TO CHECK THAT ALL  APPLICABLE  CONFIRMATIONS  ARE BEING  RECEIVED OR TO  SUPPLEMENT  THE
REQUESTED  CONFIRMATIONS  WHERE A  BROKER  IS  DIFFICULT  TO WORK  WITH OR  OTHERWISE  FAILS TO  PROVIDE  DUPLICATE
CONFIRMATIONS ON A TIMELY BASIS.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

         The Rules  shall not apply to any  account,  partnership,  or  similar  investment  vehicle  over  which a
Covered  Person  has no  direct or  indirect  influence  or  control.  Covered  Persons  wishing  to rely upon this provision  are  required to receive  approval  from the Ethics  Committee.  In order to request  such  approval,  a
Certification of Non-Influence and Non-Control Form must be submitted to the Compliance Manager.

         Any account  beneficially owned by a Covered Person that is managed by JCC in a discretionary  capacity is not  covered  by these  Rules so long as such  person  has no direct or  indirect  influence  or  control  over the account.  The employment  relationship  between the account-holder and the individual  managing the account, in the absence of other facts  indicating  control,  will not be deemed to give such  account-holder  influence or control over the account.

                                               OTHER REQUIRED FORMS

         In addition to the Preclearance  Form,  Preclearance  Form for Company Stock,  Personal  Brokerage Account
Disclosure Form,  Holdings Report,  Report of Personal  Securities  Transactions,  Annual  Transaction  Report, and
Certification of Non-Influence  and Non-Control Form discussed above, the following forms (available  through Lotus
Notes) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

         Each Covered  Person must  provide  Compliance  with an  Acknowledgment  of Receipt  Form within  ten (10)
calendar days of  commencement  of employment or other  services  certifying  that he or she has received a current copy of the Rules and  acknowledges,  as a condition  of  employment,  that he or she will comply with the Rules in their entirety.

ANNUAL CERTIFICATION FORM

         Each  Covered  Person must provide  Compliance  annually  within  thirty (30)  calendar  days from date of request with an Annual Certification Form certifying that he or she:

         1)       Has received, read and understands the Rules;

         2)       Has complied with the requirements of the Rules; and

         3)       Has disclosed or reported all open  brokerage and  commodities  accounts,  personal  holdings and
                  personal  securities   transactions  required  to  be  disclosed  or  reported  pursuant  to  the requirements of the Rules.

OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM

         All Outside  Directors and Outside Trustees must, upon  commencement of services and annually  thereafter, provide  Compliance  with an Outside  Director/Trustee  Representation  Form.  The Form  declares that such persons agree to refrain from trading in any securities  when they are in possession of any information  regarding  trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

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                                              INSIDER TRADING POLICY
--------------------------------------------------------------------------------------------------------------------

                                              BACKGROUND INFORMATION

         The term "insider  trading" is not defined in the federal  securities  statutes,  but generally is used to refer to the use of material nonpublic  information to trade in securities  (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law  concerning  insider  trading can be complex  and  unclear,  you should  assume that the law prohibits:

"        Trading by an insider, while in possession of material nonpublic information,

"        Trading by a non-insider,  while in possession of material  nonpublic  information,  where the information was  disclosed to the  non-insider  (either  directly or through one or more  intermediaries)  in violation of an insider's duty to keep it confidential,

"        Communicating  material  nonpublic  information  to  others  in  breach  of a duty  not to  disclose  such information, and

"        Misappropriating  confidential  information for securities  trading purposes,  in breach of a duty owed to the source of the information to keep the information confidential.

         Trading based on material  nonpublic  information  about an issuer does not violate this policy unless the trader (i) is an  "insider"  with  respect to an issuer;  (ii)  receives  the  information  from an insider or from someone that the trader knows received the information  from an insider,  either  directly or indirectly,  or (iii)
misappropriates  the  nonpublic  information  or obtains or misuses it in breach of a duty of trust and  confidence owed to the source of the  information.  Accordingly,  trading  based on material  nonpublic  information  about an issuer can be, but is not  necessarily,  a  violation  of this  Policy.  Trading  while in  possession  of material nonpublic  information  relating  to a  tender  offer  is  prohibited  under  this  Policy  regardless  of how such information was obtained.

         Application of the law of insider  trading to particular  transactions  can be difficult,  particularly if it involves a  determination  about  trading  based on material  nonpublic  information.  You  legitimately  may be uncertain about the  application of this Policy in particular  circumstances.  If you have any questions  regarding the  application  of the Policy or you have any reason to believe that a violation of the Policy has occurred or is about to occur, you should contact the Chief Compliance Officer or the Compliance Manager.

         The following  discussion is intended to help you  understand the principal  concepts  involved in insider trading.

WHO IS AN INSIDER?

         The concept of  "insider"  is broad.  It includes  officers,  directors  and  employees  of a company.  In addition,  a person can be a "temporary  insider" if he or she enters into a special  confidential  relationship in the  conduct of a  company's  affairs  and as a result is given  access to  information  solely  for the  company's purposes. A temporary insider can include,  among others, a company's  attorneys,  accountants,  consultants,  bank lending  officers,  and the employees of such  organizations.  In addition,  one or more of the Janus  entities may become a temporary  insider of a company it advises or for which it performs  other  services.  To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic  information  confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

         Information  remains  nonpublic  until it has been made  public.  Information  becomes  public when it has been  effectively  communicated to the marketplace,  such as by a public filing with the SEC or other  governmental agency,  inclusion in the Dow Jones "tape" or  publication  in The Wall Street  Journal or another  publication  of
                                                               ------------------------
general  circulation.  Moreover,  sufficient time must have passed so that the  information  has been  disseminated widely.

WHAT IS MATERIAL INFORMATION?

         Trading  on  inside  information  is not a  basis  for  liability  unless  the  information  is  material.
"Material  information"  generally means information for which there is a substantial  likelihood that a reasonable investor would consider it important in making his or her investment  decisions,  or information that is reasonably certain  to have a  substantial  effect  on the  price  of a  company's  securities.  Information  that  should  be considered material includes,  but is not limited to: dividend changes,  earnings estimates,  changes in previously released  earnings  estimates,  significant  merger or  acquisition  proposals  or  agreements,  major  litigation, liquidation problems, and extraordinary management developments.

         Material  information  may also  relate to the  market for a  company's  securities.  Information  about a
                                                         ------
significant  order  to  purchase  or sell  securities  may,  in  some  contexts,  be  deemed  material.  Similarly, prepublication  information  regarding  reports in the financial  press also may be deemed  material.  For example, the Supreme Court upheld the criminal  convictions of insider trading  defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.
                  -------------------------

WHEN IS INFORMATION MISAPPROPRIATED?

         The  misappropriation  theory  prohibits  trading on the basis of  non-public  information  by a corporate
"outsider"  in breach  of a duty  owed not to a trading  party,  but to the  source  of  confidential  information.
Misappropriation  of information  occurs when a person obtains the non-public  information  through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

         Penalties  for  trading  on  or  communicating   material  nonpublic  information  are  severe,  both  for
individuals  involved in such unlawful conduct and their employers or other  controlling  persons.  A person can be subject to some or all of the penalties  below even if he or she does not  personally  benefit from the  violation.
Penalties include:

"        Civil injunctions

"        Treble damages

"        Disgorgement of profits

"        Jail sentences for up to 10 years

"        Fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

"        Civil  penalties  for the person who  committed  the  violation of up to three times the profit  gained or loss avoided, whether or not the person actually benefited, and

"        Civil penalties for the employer or other  controlling  person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition,  any violation of the law may result in serious sanctions by Janus,  including termination of employment.

WHO IS A CONTROLLING PERSON?

         Included  as  controlling  persons  are Janus  and its  Directors,  Trustees  and  officers.  If you are a
Director,  Trustee or officer,  you have a duty to act to prevent insider  trading.  Failure to fulfill such a duty may result in penalties as described above.

                                          PROCEDURES TO IMPLEMENT POLICY

         The following procedures have been established to aid the Directors,  Trustees,  officers and employees of
Janus in avoiding  insider  trading,  and to aid Janus in  preventing,  detecting  and imposing  sanctions  against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

         Before trading for yourself or others,  including the Janus Funds or other  Clients,  in the securities of a company about which you may have potential inside information, ask yourself the following questions:

"        To whom has this  information  been provided?  Has the information  been  effectively  communicated to the marketplace?

"        Has this  information  been obtained from either the issuer or from another  source in breach of a duty to that source to keep the information confidential?

"        Is the  information  material?  Is this  information  that an investor would consider  important in making his or her investment  decisions?  Is this  information that would affect the market price of the securities if generally disclosed?

         Special  caution should be taken with respect to potential  inside  information  regarding  JCC.  Although
JCC's shares are not publicly  traded,  JCC's parent,  KCSI,  is a publicly  traded  company.  KCSI owns 82% of the stock of JCC.  As a result,  potential  inside  information  regarding  JCC may  affect  trading  in KCSI stock and should  be  reported  pursuant  to the  procedures  set forth  below.  The  following  is a  non-exclusive  list of
situations  that  Investment   Personnel  should  report   immediately   pursuant  to  the  procedures  below:  (i)
participation  in  private  placements;  (ii)  the  receipt  of  any  information  from  an  issuer  pursuant  to a confidentiality  agreement;  (iii)  participation  on or receipt of information  from a bankruptcy  committee of an issuer;  and (iv) receipt of  information  regarding  earnings or sales figures in advance of the public release of those numbers.

REPORTING INSIDE INFORMATION

         If, after  consideration of the above,  you believe that the information is material and nonpublic,  or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

"        Do not purchase or sell the securities on behalf of yourself or others, including Clients.

"        Do not  communicate  the  information  inside or  outside  of Janus,  other  than to the Chief  Compliance
                  Officer or the Compliance Manager.

"        Immediately  advise the Chief  Compliance  Officer or Compliance  Manager of the nature and source of such information.  The Chief  Compliance  Officer or  Compliance  Manager will review the  information with the Ethics Committee.

"        Depending upon the determination  made by the Ethics Committee,  or by the Chief Compliance  Officer until the  Committee  can be  convened,  you may be  instructed  to continue  the  prohibition  against trading and  communication  and the  Compliance  Manager  will place the security on a Restricted
                  List  or  Watch  List,  as  described  below.  Alternatively,   if  it  is  determined  that  the
                  information  obtained  is not  material  nonpublic  information,  you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

         Whenever  the Ethics  Committee  or the Chief  Compliance  Officer  determines  that a Director,  Trustee, officer  or  employee  of Janus is in  possession  of  material  nonpublic  information  with  respect to a company
(regardless  of whether it is currently  owned by any Client) such company will either be placed on a Watch List or on a Restricted List.

WATCH LIST

         If the security is placed on a Watch List, the flow of the  information  to other Janus  personnel will be restricted in order to allow such persons to continue  their  ordinary  investment  activities.  This  procedure is commonly referred to as a "Chinese Wall."

RESTRICTED LIST

         If the Ethics Committee or the Chief Compliance  Officer  determines that material  nonpublic  information is in the  possession  of a Director,  Trustee,  officer,  or employee of Janus and cannot be  adequately  isolated through the use of a Chinese Wall,  the company will be placed on the  Restricted  List.  While a company is on the
Restricted  List, no Investment  Person shall initiate or recommend any transaction in any Client  account,  and no
Access  Person shall be precleared  to transact in any account in which he or she has a beneficial  interest,  with respect to the  securities of such company.  The Ethics  Committee or the Chief  Compliance  Officer will also have the  discretion  of placing a company on the  Restricted  List even though no "break in the Chinese Wall" has or is expected to occur with respect to the material  nonpublic  information about the company.  Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

         The Ethics  Committee or the Chief  Compliance  Officer will be  responsible  for  determining  whether to remove a particular  company from the Watch List or Restricted  List.  The only persons who will have access to the
Watch List or Restricted List are members of the Ethics Committee,  Designated Legal or Compliance  Representatives
and such persons who are affected by the  information.  The Watch List and Restricted List are highly  confidential and should,  under no  circumstances,  be discussed  with or  disseminated  to anyone other than the persons  noted
above.

PROTECTING INFORMATION

         Directors,  Trustees,  officers  and  employees  of Janus shall not  disclose  any  nonpublic  information
(whether or not it is  material)  relating to Janus or its  securities  transactions  to any person  outside  Janus
(unless such disclosure has been authorized by the Chief Compliance  Officer).  Material nonpublic  information may not be communicated to anyone,  including any Director,  Trustee,  officer or employee of Janus, except as provided in this Policy.  Access to such information must be restricted.  For example,  access to files containing  material nonpublic  information  and computer files  containing such  information  should be restricted,  and  conversations containing such information, if appropriate at all, should be conducted in private.

         To insure the  integrity of the Chinese Wall and to avoid  unintended  disclosures,  it is important  that all employees take the following steps with respect to confidential or nonpublic information:

"        Do not  discuss  confidential  information  in  public  places  such  as  elevators,  hallways  or  social gatherings.

"        To the extent  practical,  limit access to the areas of the firm where  confidential  information could be observed or overheard to employees with a business need for being in the area.

"        Avoid use of speakerphones in areas where unauthorized persons may overhear conversations.

"        Avoid use of wireless and cellular phones, or other means of communication, which may be intercepted.

"        Where  appropriate,  maintain the  confidentiality of Client identities by using code names or numbers for confidential projects.

"        Exercise care to avoid placing documents  containing  confidential  information in areas where they may be read by  unauthorized  persons and to store such documents in secure  locations when they are not in use.

"        Destroy  copies of  confidential  documents  no longer  needed for a project  unless  required to be saved pursuant to applicable record keeping policies or  requirements.

RESPONSIBILITY TO MONITOR TRANSACTIONS

         Compliance  will monitor  transactions  of Clients and  employees for which reports are received to detect the  existence of any unusual  trading  activities  with respect to  companies on the Watch and  Restricted  Lists.
Compliance will immediately report any unusual trading activity directly to the Compliance  Manager,  and in his or her absence,  the Chief Compliance Officer,  who will be responsible for determining what, if any, action should be taken.

RECORD RETENTION

         Compliance shall maintain copies of the Watch List and Restricted List for a minimum of six years.

TENDER OFFERS

         Tender  offers  represent  a  particular  concern in the law of insider  trading for two  reasons.  First, tender offer activity often produces  extraordinary  fluctuations in the price of the target company's  securities.
Trading during this time period is more likely to attract  regulatory  attention  (and produces a  disproportionate percentage of insider  trading  cases).  Second,  the SEC has adopted a rule which  expressly  forbids  trading and
"tipping" while in possession of material nonpublic  information  regarding a tender offer received from the tender offeror,  the target  company or anyone  acting on behalf of either.  Janus  employees  and others  subject to this
Policy  should  exercise  particular  caution any time they become  aware of  nonpublic  information  relating to a tender offer.

                                                    21
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                                                    GIFT POLICY
--------------------------------------------------------------------------------------------------------------------

         Gifts  may be  given  (or  accepted)  only if they  are in  accordance  with  normally  accepted  business practices  and do not  raise any  question  of  impropriety.  A  question  of  impropriety  may be raised if a gift influences or gives the appearance of influencing the recipient.  The following  outlines  Janus's policy on giving and receiving  gifts to help us maintain  those  standards  and is  applicable  to all Inside  Directors and Inside
Trustees, officers and employees of Janus.

                                                    GIFT GIVING

         Neither you nor members of your  immediate  family may give any gift,  series of gifts,  or other thing of value,  including cash, loans,  personal services, or special discounts ("Gifts") in excess of $100 per year to any
Client or any one  person or entity  that  does or seeks to do  business  with or on behalf of Janus or any  Client
(collectively referred to herein as "Business Relationships").

                                                  GIFT RECEIVING

         Neither you nor members of your  immediate  family may receive any Gift of material  value from any single
Business  Relationship.  A Gift will be considered  material in value if it  influences or gives the  appearance of influencing the recipient.

         In the event the  aggregate  fair  market  value of all Gifts  received  by you from any  single  Business
Relationship  is  estimated  to exceed $250 in any  12-month  period,  you must  immediately  notify your  manager.
Managers that receive such notification  must report this information to the Compliance  Manager if it appears that such  Gifts  may have  improperly  influenced  the  receiver.  If the Gift is made in  connection  with the sale or distribution of registered  investment company or variable contract securities,  the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

         Occasionally,  Janus  employees  are invited to attend or  participate  in  conferences,  tour a company's facilities,  or meet with  representatives  of a company.  Such  invitations may involve  traveling and may require overnight  lodging.  Generally,  Janus must pay for all travel and lodging  expenses  provided in  connection  with such  activities.  However,  if  appropriate,  and with prior  approval  from your  manager,  you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

         The  solicitation  of a Gift is  prohibited  (i.e.,  you may not  request  a Gift,  such as  tickets  to a sporting event, be given to you).

                                           CUSTOMARY BUSINESS AMENITIES

         Customary  business  amenities are not  considered  Gifts so long as such  amenities are business  related
                                                                                                  -----------------
(e.g.,  if you are  accepting  tickets to a sporting  event,  the offerer  must go with you),  reasonable  in cost, appropriate  as to time and place,  and neither so frequent nor so costly as to raise any question of  impropriety.
Customary  business  amenities  which you and,  if  appropriate,  your  guests,  may  accept  (or give)  include an occasional  meal,  a ticket to a sporting  event or the  theater,  greens  fees,  an  invitation  to a reception or cocktail party, or comparable entertainment.

--------------------------------------------------------------------------------------------------------------------
                                             OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------------------------------------------

         No Inside Director,  Inside Trustee,  officer or employee of Janus shall accept employment or compensation as a result of any  business  activity  (other than a passive  investment),  outside the scope of his  relationship with Janus unless such person has provided  prompt written notice of such  employment or  compensation to the Chief
Compliance  Officer  (or,  for  Registered   Persons,   to  JDI's  Operations   Manager),   and,  in  the  case  of
securities-related  employment or compensation,  has received the prior written  approval of the Ethics  Committee.
Registered  Persons  are  reminded  to update  and submit  their  Outside  Business  Activity  Disclosure  forms as appropriate pursuant to JDI's Written Supervisory Procedures and applicable NASD rules.

--------------------------------------------------------------------------------------------------------------------
                                                PENALTY GUIDELINES
--------------------------------------------------------------------------------------------------------------------

                                                     OVERVIEW
         Covered  Persons who violate any of the  requirements,  restrictions,  or prohibitions of the Rules may be subject to sanctions  imposed by the Ethics  Committee.  The following  guidelines  shall be used by the Compliance
Manager for recommending  remedial actions for Covered Persons who violate  prohibitions or disregard  requirements of the Rules.  Deviations  from the  Fifteen-Day  Rule are not  considered  to be  violations  under the Rules and, therefore, are not subject to the penalty guidelines.

         Upon  learning of a potential  deviation  from,  or violation of the Rules,  the  Compliance  Manager will provide a written  recommendation  of  remedial  action to the  Ethics  Committee.  The Ethics  Committee  has full discretion to approve such  recommendation  or impose other sanctions it deems  appropriate.  The Ethics  Committee will take into consideration,  among other things,  whether the violation was a technical violation of the Rules or inadvertent  oversight  (i.e.,  ill-gotten  profits  versus  general  oversight).  The  guidelines  are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                                                PENALTY GUIDELINES

         Outlined below are the  guidelines  for the sanctions  that may be imposed on Covered  Persons who fail to comply with the Rules:

"        1st  violation-  Compliance  will  send a  memorandum  of  reprimand  to the  person,  copying  his or her supervisor.  The memorandum  will  generally  reinforce the person's  responsibilities  under the
                  Rules,  educate the person on the severity of personal  trading  violations and inform the person of the possible penalties for future violations of the Rules;

"        2nd violation-  Janus's Chief Investment  Officer,  James Craig,  will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

"        3rd violation-  Janus's  Chairman of the Board,  Thomas  Bailey,  will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

"        4th violation-  The Executive  Committee  will impose such  sanctions as it deems  appropriate,  including without limitation,  a letter of censure, fines,  withholding of bonus payments, or suspension or termination of employment or personal trading privileges.

         In addition to the above  disciplinary  sanctions,  such  persons may be required to disgorge  any profits realized in connection with such violation.  All  disgorgement  proceeds  collected will be donated to a charitable organization  selected by the Ethics  Committee.  The Ethics Committee may determine to impose any of the sanctions set  forth in item 4 above,  including  termination,  immediately  and  without  notice if it  determines  that the severity of any violation or  violations  warrants  such action.  All sanctions  imposed will be documented in such person's personal trading file maintained by Janus, and will be reported to the Executive Committee.

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                                       SUPERVISORY AND COMPLIANCE PROCEDURES
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         The Chief  Compliance  Officer and Compliance  Manager are  responsible for  implementing  supervisory and compliance  review  procedures.  Supervisory  procedures  can be divided into two  classifications:  prevention  of violations and detection of violations.  Compliance  review  procedures  include  preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                                              SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

         To prevent  violations  of the Rules,  the  Compliance  Manager  should,  in  addition  to  enforcing  the procedures outlined in the Rules:

1.       Review and update the Rules as necessary,  at least once  annually,  including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

2.       Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

3.       Request from all persons upon  commencement of services,  and annually  thereafter,  any applicable  forms and reports as required by the Rules;

4.       Identify all Access Persons and notify them of their responsibilities and reporting requirements;

5.       Write letters to the securities  firms requesting  duplicate  confirmations  and account  statements where necessary; and

6.       With such  assistance from the Human  Resources  Department as may be  appropriate,  maintain a continuing education program consisting of the following:

1)       Orienting Covered Persons who are new to Janus to the Rules, and
2)       Further educating  Covered Persons by distributing  memos or other materials that may be issued by outside organizations such as the Investment  Company Institute  discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

         To detect  violations  of these  Rules,  the  Compliance  Manager  should,  in addition to  enforcing  the procedures outlined in the Rules:

"        Implement  procedures to review  holding and  transaction  reports,  confirmations,  forms and  statements relative to applicable restrictions, as provided under the Code; and

"        Implement  procedures to review the Restricted and Watch Lists relative to applicable  personal and Client trading activity, as provided under the Policy.

         Spot checks of certain information are permitted as noted under the Code.

                                               COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

         Upon learning of a potential  deviation  from,  or violation of the Rules,  the  Compliance  Manager shall report such violation to the Chief  Compliance  Officer,  together with all documents  relating to the matter.  The
Chief  Compliance  Officer  shall  either  present  the  information  at the next  regular  meeting  of the  Ethics
Committee,  or conduct a special  meeting.  The Ethics  Committee  shall  thereafter  take such  action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

         The Compliance  Manager shall prepare a written  report to the Ethics  Committee and the Trustees at least annually.  The written  report to the  Trustees  shall  include  any  certification  required  by Rule 17j-1.  This report shall set forth the following information, and shall be confidential:

"        Copies of the Rules, as revised, including a summary of any changes made since the last report;

"        Identification  of any material issues arising under the Rules  including  material  violations  requiring significant remedial action since the last report;

"        Identification of any material conflicts that arose since the last report; and

"        Recommendations,  if any,  regarding  changes in existing  restrictions  or procedures  based upon Janus's experience under these Rules,  evolving  industry  practices,  or developments in applicable laws or regulations.

         The  Trustees  must  initially  approve  these  Rules  within the time frame  required  by Rule 17-1.  Any material changes to these Rules must be approved within six months.

RECORDS

         Compliance shall maintain the following records on behalf of each Janus entity:

"        A copy of this Code and any  amendment  thereof  which is or at any time  within  the past five  years has been in effect.

"        A record of any violation of this Code, or any amendment  thereof,  and of any action taken as a result of such violation.

"        Files for personal  securities  transaction  confirmations and account  statements,  all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information.

"        A list of all persons who are, or have been, required to make reports pursuant to these Rules.

"        A list of  persons  who are,  or  within  the  last  five  years  have  been  responsible  for,  reviewing transaction and holdings reports.

"        A copy of each report made to the Trustees pursuant to this Code.

INSPECTION

         The records and reports  maintained  by  Compliance  pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

         All procedures,  reports and records  monitored,  prepared or maintained  pursuant to these Rules shall be considered  confidential  and  proprietary  to Janus and shall be maintained and protected  accordingly.  Except as otherwise  required by law or this Policy,  such matters  shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

         To the extent  that any report,  form  acknowledgment  or other  document is required to be in writing and signed,  such documents may be submitted in by e-mail or other  electronic form approved by Compliance.  Any report filed with the Chief Compliance Officer or Compliance Manager of JCC shall be deemed filed with the Janus Funds.
                                               THE ETHICS COMMITTEE

         The purpose of this  Section is to  describe  the Ethics  Committee.  The Ethics  Committee  is created to provide an effective mechanism for monitoring  compliance with the standards and procedures  contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

         The Committee  consists of Thomas A. Early, Vice President and General Counsel;  Steven R. Goodbarn,  Vice
President of Finance,  Treasurer and Chief Financial Officer;  David Kowalski,  Vice President and Chief Compliance
Officer;  and Ernie C. Overholt,  Compliance  Manager.  The Compliance  Manager currently serves as the Chairman of the Committee.  The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

         The Committee shall  generally meet every four months or as often as necessary to review  operation of the compliance program and to consider technical deviations from operational  procedures,  inadvertent  oversights,  or any other  potential  violation of the Rules.  Deviations  alternatively  may be addressed by including them in the employee's  personnel records  maintained by Janus.  Committee meetings are primarily intended for consideration of the  general  operation  of the  compliance  program and  substantive  or serious  departures  from  standards  and procedures in the Rules.

         Such other persons may attend a Committee  meeting,  at the discretion of the Committee,  as the Committee shall deem  appropriate.  Any  individual  whose conduct has given rise to the meeting also may be called upon, but shall not have the right, to appear before the Committee.

         It is not required  that minutes of Committee  meetings be  maintained;  in lieu of minutes the  Committee may issue a report  describing any action taken. The report shall be included in the  confidential  file maintained by the Compliance  Manager with respect to the particular  employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

         The  Committee  shall have the  authority by unanimous  action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

"        The Committee  determines,  on advice of counsel,  that the particular  application of all or a portion of the Rules is not legally required;

"        The Committee  determines  that the likelihood of any abuse of the Rules by such exempted  person(s) or as a result of such exempted transaction is remote;

"        The terms or conditions upon which any such exemption is granted is evidenced in writing; and

"        The exempted  person(s)  agrees to execute and deliver to the Compliance  Manager,  at least  annually,  a signed Acknowledgment Form, which Acknowledgment  shall, by operation of this provision,  include such exemptions and the terms and conditions upon which it was granted.

         The Committee  shall also have the authority by unanimous  action to impose such  additional  requirements or  restrictions as it, in its sole  discretion,  determines  appropriate or necessary,  as outlined in the Penalty
Guidelines.

         Any exemption,  and any additional  requirement or  restriction,  may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

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                                    GENERAL INFORMATION ABOUT THE ETHICS RULES
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DESIGNEES

         The  Compliance  Manager  and the  Chief  Compliance  Officer  may  appoint  designees  to carry out their functions pursuant to these Rules.

ENFORCEMENT

         In addition to the  penalties  described  in the  Penalty  Guidelines  and  elsewhere  in the Rules,  upon discovering a violation of the Rules,  the Janus entity with which you are  associated may impose such sanctions as it deems  appropriate,  including  without  limitation,  a letter  of  censure  or  suspension  or  termination  of employment  or  personal  trading  privileges  of the  violator.  All  material  violations  of the  Rules  and any sanctions  imposed  with respect  thereto  shall be reported  periodically  to the  Directors  and Trustees and the directors of any other Janus entity which has been directly affected by the violation.

INTERNAL USE

         The Rules are intended  solely for  internal use by Janus and do not  constitute  an  admission,  by or on behalf of such  companies,  their  controlling  persons or persons they control,  as to any fact,  circumstance  or legal  conclusion.  The Rules are not intended to evidence,  describe or define any relationship of control between or among any  persons.  Further,  the Rules are not  intended  to form the basis for  describing  or  defining  any conduct by a person that should  result in such person  being  liable to any other  person,  except  insofar as the conduct  of such  person in  violation  of the Rules may  constitute  sufficient  cause for Janus to  terminate  or otherwise adversely affect such person's relationship with Janus.

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         1 Unless otherwise noted,  restrictions on personal  transactions apply to transactions  involving Covered
Securities,  including any derivative  thereof.  When determining the amount of disgorgement  required with respect to a  derivative,  consideration  will be given to price  differences  in both the  derivative  and the  underlying securities,  with  the  lesser  amount  being  used  for  purposes  of  computing  disgorgement.  For  example,  in determining  whether  reimbursement  is required  when the  applicable  personal  trade is in a derivative  and the
Client  transaction  is in the  underlying  security,  the amount shall be  calculated  using the lesser of (a) the difference  between  the  price  paid or  received  for  the  derivative  and  the  closing  bid or ask  price  (as appropriate)  for the  derivative on the date of the Client  transaction,  or (b) the  difference  between the last sale  price,  or the  last  bid or ask  price  (as  appropriate)  of the  underlying  security  on the  date of the derivative  transaction,  and the  price  received  or paid by the  Client  for the  underlying  security.  Neither preclearance  nor  disgorgement  shall be required if such  person"s  transaction  is to close,  sell or exercise a derivative within five days of its expiration.
         2 Personal  purchases  are matched  only  against  subsequent  Client  purchases  and  personal  sales are matched only against subsequent Client sales for purposes of this restriction.